EXHIBIT 10.20

                      Wilson Greatbatch Technologies, Inc.

                         Directors' Compensation Policy
                         ------------------------------

Each member of the Board of Directors who is not a full-time employee of Wilson Greatbatch Technologies, Inc. ("Outside Directors") shall receive compensation made up of cash and/or common stock as follows:

Annual Retainers
----------------

         The annual retainer payable to each Outside Director for service on the Wilson Greatbatch Technologies, Inc. ("WGT") Company's Board shall be paid in full shares of WGT stock closest to the value of $10,000 (the "Annual Retainer") except for the Lead Independent Director whose annual retainer shall be paid in full shares of WGT stock closest to the value of $20,000. The Annual Retainer will be paid in the month of January based upon completion of the prior year of service and based upon the price of WGT stock recorded as of the close of business on the last trading day of the calendar year. Partial year appointments will receive a pro-rata annual retainer based upon the number of months of service in the appointment year.

         All shares of Common Stock received shall be issued from Wilson Greatbatch Technologies, Inc. treasury stock, which is subject to Rule 144 requirements. Therefore, all such stock must be held by the Outside Director for a minimum of one year after receipt thereof.

Board and Committee Meeting Fees
--------------------------------

         The fee payable to Outside Directors for each Board meeting attended in person shall be $3,000 and $1,000 if attended telephonically. For full Board of Directors meetings, the Lead Independent Director will be eligible for an additional $4,000 meeting fee if attended in person and $2,000 if attended telephonically. The fee payable to Outside Directors (including the Lead Independent Director) for each assigned Committee meeting attended in person shall be $2,000 and $1,000 if attended telephonically. In the case of a Committee Chairperson, the fee payable to Outside Directors (including the Lead Independent Director) shall be $4,000 if attended in person and $2,000 if attended telephonically. Voluntary attendance by any non-assigned outside Director (including the Lead Independent Director) at Committee meetings, while encouraged, is not subject to compensation.

Effective:   01 August 2000
Revised:     21 November 2002
Revised:     06 January 2004
Revised:     03 March 2004
Revised:     10 January 2005
Revised:     21 January 2005
Revised:     11 February 2005

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Non-Employee Director Stock Incentive Plan
------------------------------------------

         On the date each Outside Director first becomes a member of the Board during the term of the Plan, each Outside Director shall be granted, automatically, a non-qualified stock option to purchase five thousand (5,000) shares of common stock, subject to the terms set forth in the Plan.

         Each Outside Director will be eligible for an annual grant of stock options in addition to the grant awarded on the date when each Outside Director first becomes a member of the Board. The annual grant of stock options shall be awarded effective at the first full Board meeting in each new fiscal year. The size of the award shall be determined by company performance with 2,500 nonqualified stock options granted for years when overall company on target performance is achieved. At achievement of minimum threshold, the award will be set at 50% of the on target award. In years when the target award level is exceeded, award levels will match the formula in use to determine the short-term incentive plan awards (STIP) to members of the executive payroll.

Travel Expense Reimbursement
----------------------------

         All Directors will be reimbursed for reasonable travel expenses incurred at the Director's discretion in connection with attendance at meetings of the Company's Board of Directors and its committees.

Director's Liability
--------------------

         A director of the Company shall not be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent set forth in the Company's Amended and Restated Certificate of Incorporation, as amended from time to time, or as required by applicable law.

         The Company shall indemnify Directors as and to the extent set forth in the Company's Amended and Restated Certificate of Incorporation, as amended from time to time, or as required by applicable law. The company currently has and does maintain Directors and Officers liability insurance coverage with a $20,000,000 policy limit.

Insurance Coverages
-------------------

1. General liability protection against third-party lawsuits against Directors, Officers and employees and automobile liability insurance protection against liability lawsuits arising from the operation and use of WGT owned vehicles and your own vehicle on authorized WGT business. Please note that in the event you use your own vehicle this insurance applies to excess of the vehicle's insurance.

Effective:   01 August 2000
Revised:     21 November 2002
Revised:     06 January 2004
Revised:     03 March 2004
Revised:     10 January 2005
Revised:     21 January 2005
Revised:     11 February 2005

                                       2

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         The Directors are afforded coverage under the general liability and automobile liability insurance of the Company. The current policy for General Liability limitation is $1,000,000 per occurrence with an additional $74,000,000 of excess coverage and $1,000,000 combined single limit (CSL) for any applicable individual coverage for their personal automobile. The excess coverage applies above the $1,000,000 CSL.

2.       Fiduciary liability insurance with a $3,000,000 limit.

3.       Employment practices liability with a $5,000,000 limit.

4.       Crime insurance with a $1,000,000 limit.

5. Kidnap, ransom and extortion protection (coverage does not apply to former spouses) to a $1,000,000 limit.



Effective:   01 August 2000
Revised:     21 November 2002
Revised:     06 January 2004
Revised:     03 March 2004
Revised:     10 January 2005
Revised:     21 January 2005
Revised:     11 February 2005